UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2017

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4045 Sheridan Avenue, Suite 239 Miami, FL	33140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 12, 2017, Biotech Products Services and Research, Inc., a Nevada corporation (the “Company”), issued a press release announcing, among other things,the following developments:

■

The Company's wholly-owned subsidiary, Anu Life Sciences Inc., a Florida corporation (“Anu”), has successfully completed several trial production runs of its first amniotic allograft biological product (“New Amnio Product”).

■

The New Amnio Product represents the first of several amniotic based biologics products that the Company intends to develop, manufacture and supply to the health care industry, specifically health care providers including doctors, clinics and hospitals (“Providers”) in connection with the Company’s previously announced strategy to become a leading supplier of newly designed advanced biologically processed cellular and tissue based products and services used in the growing health care field of regenerative medicine.

■

The Company expects the New Amnio Product to be commercially available through Anu’s designated distributor, General Surgical Inc. (“General Surgical”), also a wholly-owned subsidiary of the Company, during the first quarter of 2017, pending confirmation of test results validating the Company’s production processes and the current inventory on hand of the New Amnio Product. General Surgical intends to distribute Anu’s products to the health care industry and Providers, through a newly established in-house sales force and/or through arrangements with independent distributors.

The press release filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.:	Description:
99.1	Press Release issued January 12, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Dated: January 12, 2017	By:	/s/ Albert Mitrani
Albert Mitrani
President and Chief Executive Officer
(Principal Executive Officer)

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